Exhibit 99.1

           NMS Communications Announces Preliminary Financial Results
                          for the Second Quarter 2006

     FRAMINGHAM, Mass.--(BUSINESS WIRE)--July 6, 2006--NMS Communications (NASDAQ: NMSS), a leading provider of communications technologies and solutions for converged and mobile networks, today announced preliminary financial results for the second quarter, ended June 30, 2006.
     For the second quarter, the company expects revenue to be between $25.0 and $26.0 million. Non-GAAP net loss per share, before stock based compensation and amortization of acquired intangible assets, is expected to be between $0.02 and $0.03. GAAP net loss per share is expected to be between $0.06 and $0.07. This compares to previously issued company guidance of total revenue between $29 and $31 million, non-GAAP earnings per share between $0.02 and $0.04 and GAAP loss per share of $0.02 to breakeven.
     Bob Schechter, Chairman and CEO of NMS Communications, stated, "We are clearly disappointed with the financial results we expect to deliver for the second quarter. Revenues from our Platform Solutions business are expected to be well below Q1 levels and our expectations for the second quarter. While some sequential decline in this part of our business was anticipated and reflected in our guidance, due to an end-of-life order previously disclosed, our Platform Solutions business was also impacted by several of our customers experiencing delays or difficulties in closing business with their respective customers and/or prospects."
     Schechter added, "We are optimistic that our Platform Solutions business will return to moderate growth during the intermediate and long-term, and we are most encouraged by the activity levels and growth we are seeing in our Mobile Applications and Network Infrastructure products. We expect to report significant sequential growth in these areas for the second quarter and we continue to make progress toward achieving our strategic objectives in these new product areas."
     The company expects to provide additional details when it reports full financial results on July 27, 2006.


Non-GAAP Earnings per Share
                                                  Estimates for the
                                                    Quarter Ended
                                                    June 30, 2006

                                                 Low End    High End
                                                 of Range   of Range
                                                ---------- -----------
Non-GAAP Earnings per Share                        $(0.03)     $(0.02)

Less: Estimated impact of expensing stock-based
 compensation and amortization of acquired
 intangibles                                       $(0.04)     $(0.04)
                                                ---------- -----------
GAAP Earnings per Share                            $(0.07)     $(0.06)
                                                ========== ===========


     Conference Call Today

     NMS Communications issues webcasts for its conference calls to assure the broad dissemination of information in real time. Management has scheduled a conference call today at 5:00 p.m. ET. To participate in the call, please dial 913-981-4910. This call will also be available live via the Internet by accessing the NMS Web site at http://www.nmscommunications.com under the Investor Relations section. Please go to the Web site at least 15 minutes prior to the call to register, download and install any necessary audio software. The webcast is also being distributed using CCBN's Investor Distribution Network to both institutional investors at StreetEvents (www.streetevents.com) and individual investors at www.companyboardroom.com.
     A replay will be available on the Web site www.nmscommunications.com. Access the Investor section of the company's Web site and click on Audio and Video Archives, or you may listen to the replay by calling 719-457-0820 and entering the pass code 6418328. The replay will be available from 8:00 p.m. ET, July 6, 2006 through 12:00 midnight, July 13, 2006.

     About NMS Communications

     NMS Communications (NASDAQ:NMSS) is a leading provider of communications technologies and solutions for converged and mobile networks. Visit www.nmscommunications.com for more information.

     Statements in this document expressing the beliefs, estimates and expectations of management regarding future performance may be construed as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation the Company's guidance with respect to 2006 and second quarter 2006 revenues, earnings per share and Non-GAAP EPS. These statements are based on management's expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, uncertainty in communications spending, the implementation of the Company's strategic repositioning and market acceptance of the Company's new solutions strategy, quarterly fluctuations in financial results, the Company's ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company's contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2005. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

     Use of Non-GAAP Financial Measures

     In addition to reporting its financial results in accordance with generally accepted accounting principles, or GAAP, the Company has also provided in this release non-GAAP net income and non-GAAP earnings per share figures, which are non-GAAP financial measures adjusted to exclude certain non-cash and other specified expenses. The Company believes that these non-GAAP financial measures are useful to help investors better understand and assess its past financial performance and prospects for the future and facilitates comparisons with the performance of others in our industry. Management uses these non-GAAP financial measures when evaluating the Company's financial results, as well as for internal planning and forecasting purposes. Specifically, in addition to the reasons stated above, the Company has excluded stock-based compensation from its non-GAAP financial measures because the accounting treatment for stock-based compensation has changed with the adoption of SFAS 123R. Therefore, management believes that excluding stock-based compensation from its non-GAAP financial measures is useful in order to offer consistent information that is comparable to previous information that the Company has publicly disclosed with respect to prior periods for which stock-based compensation was not expensed in accordance with the accounting rules applicable to such periods. Additionally, the Company has excluded the effects of amortization of acquired intangible assets from its non-GAAP financial measures because, in the period prior to the recent Openera acquisition, it did not incur amortization expense of this nature, and the exclusion of this amount helps investors compare operating expenses with prior periods. The non-GAAP financial measures disclosed by the Company, however, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the expected results calculated in accordance with GAAP and reconciliations to those expected results should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

     NMS Communications is a trademark of NMS Communications Corporation. All other brand or product names may be trademarks or registered trademarks of their respective holders.

     CONTACT: For media and industry analysts:
              NMS Communications
              Pam Kukla, 508-271-1611
              Pam_Kukla@nmss.com
              or
              For financial analysts:
              Herb Shumway, 508-271-1481
              CFO
              Herb_Shumway@nmss.com